Exhibit 99(b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of this Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2003 (the “Report”) by CompuCom Systems, Inc. (“Registrant”), the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ M. Lazane Smith

M. Lazane Smith,

Senior Vice President, Finance, Chief

Financial Officer, Secretary and Director